Exhibit 99.1

Academy Sports + Outdoors Reports First Quarter 2023 Results

First Quarter GAAP Diluted EPS of $1.19, or $1.30 Adjusted Diluted EPS

Net Sales Decline 5.7%; Comparable Sales Decline 7.3%

Company Opens One New Store During Q1; Plans to Open 13 to 15 in 2023

KATY, TEXAS (Globe Newswire — June 6, 2023) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the first quarter ended April 29, 2023.

Executive Chairman, Ken Hicks commented, "Our first quarter results were below our expectations for sales and profit as they were impacted by the ongoing macro-economic pressures on customers, unfavorable weather as well as strong comparisons in our hunting business last year. However, Academy is a strong retailer with a solid financial and business foundation and a proven ability to operate effectively and deliver strong results through challenging environments. We are focused on driving sustainable sales and earnings growth over the long term by executing our new long-range plan we recently shared."

Chief Executive Officer, Steve Lawrence added, "Looking ahead, we are confident that our well-established business model, coupled with our strong balance sheet and our new long-range plan, will drive long-term success. In the near term, we are taking actions to help drive the business in this economic environment. These actions include increasing our focus on products that offer value, newness and innovation to drive sales; closely managing inventory levels; maintaining our financial health by controlling expenses; and supporting our growth initiatives."

First Quarter Operating Results ($ in millions, except per share data)	13 Weeks Ended		Change
	April 29, 2023	April 30, 2022%
Net Sales	$1,383.6	$1,467.7	(5.7)%
Comparable Sales	(7.3)%	(7.5)%
Income before income tax	$118.7	$195.3	(39.2)%
Net Income	$94.0	$149.8	(37.3)%
Adjusted net income (1)	$103.0	$152.5	(32.5)%
GAAP earnings per common share, diluted	$1.19	$1.69	(29.6)%
Adjusted earnings per common share, diluted (1)	$1.30	$1.72	(24.4)%

(1) Adjusted net income and Adjusted earnings per common share, diluted, are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of Non-GAAP to GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

	As of		Change
Balance Sheet ($ in millions)	April 29, 2023	April 30, 2022%
Cash and cash equivalents	$295.5	$472.4	(37.4)%
Merchandise inventories, net	$1,386.5	$1,323.9	4.7%
Long-term debt, net	$584.1	$683.3	(14.5)%

	13 Weeks Ended		Change
Capital Allocation ($ in millions, except per share data)	April 29, 2023	April 30, 2022%
Share repurchases	$50.0	$88.5	(43.5)%
Dividends paid	$6.9	$6.5	6.2%
Dividends paid per share	$0.09	$0.075	20.0%

President and acting Chief Financial Officer, Michael Mullican stated, "Although our first quarter sales and earnings did not meet our expectations and we have macroeconomic challenges to manage through, our revised guidance reflects our anticipation that sales will improve in the back half of the year. This will be primarily driven by the contribution of new stores, the introduction of new brands, a strengthening Outdoor business and the impact of enhanced customer data mining. For the rest of the year, we will remain focused on controlling expenses and managing our inventory, while utilizing our strong balance sheet to invest in the business for our long-term growth. We continue to be bullish about the long-term growth prospects for Academy, as our new store opening plans are progressing well, and the underlying fundamentals of our business and industry remain strong."

New Store Openings
During the first quarter, Academy opened one new store, bringing the total number of stores to 269 stores. The Company expects to open 13 to 15 in 2023 and 120 to 140 stores over the next five years.

2023 Outlook
Based on year-to-date results, current business trends, and continued macroeconomic challenges, Academy is revising its fiscal 2023 guidance as follows:

	Previous Guidance		Updated Guidance
(in millions, except per share data)	Low end	High end	Low end	High end
Net Sales	$6,500.0	$6,700.0	$6,175.0	$6,365.0

Comparable Sales	(2.0)%	1.0%	(7.5)%	(4.5)%

Gross Margin Rate	34.0%	34.4%	34.0%	34.4%

GAAP Income Before Taxes	$705	$780	$675	$750

GAAP Net Income	$535	$595	$520	$575

GAAP Earnings per Common Share, Diluted	$6.70	$7.45	$6.50	$7.20

Adjusted Earnings per Common Share, Diluted (1)	$7.00	$7.75	$6.80	$7.50

Diluted Weighted Average Common Shares Outstanding	80.2	80.2	79.7	79.7

Capital Expenditures	$200	$250	$200	$250

Adjusted Free Cash Flow (1)	$450	$500	$400	$450

(1) Adjusted earnings per common share, diluted, and adjusted free cash flow are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of Non-GAAP to GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

The earnings per common share guidance reflects a tax rate of approximately 23.0% and does not include any potential future share repurchases. Fiscal 2023 guidance includes a 53rd week in the fourth quarter. The Company estimates this week's sales contribution to be approximately $85 million.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results. Listeners may access the call by dialing 1-877-407-3982 (U.S.) or 1-201-493-6780 (International). The passcode is 13738834.
A webcast of the call can be accessed at investors.academy.com.

A telephonic replay of the conference call will be available for approximately 30 days, by dialing 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) and entering passcode 13738834. An archive of the webcast will be available at investors.academy.com for 30 days.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 269 stores across 18 states. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of private label brands.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as it provides additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended January 28, 2023 (the "Annual Report"), which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. forward-looking statements may incorporate words such as “believe,” “expect,” “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding the Company’s fiscal 2023 outlook, the Company’s strategic plans and financial objectives, growth of the Company’s business and operations, the Company’s payment of dividends and declaration of future dividends, including the timing and amount thereof, share repurchases by the Company, the Company's expectations regarding its future performance, and future financial condition, and other such matters, and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and increases in interest rates, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report and the Company’s Quarterly Report for the quarter ended April 29, 2023, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws

Investor Contact	Media Contact
Matt Hodges	Elise Hasbrook
VP, Investor Relations	VP, Communications
281-646-5362	281-944-6041
matt.hodges@academy.com	elise.hasbrook@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data and percentages)

	Thirteen Weeks Ended
	April 29, 2023	Percentage of Sales (1)	April 30, 2022	Percentage of Sales (1)
Net sales	$1,383,609	100.0%	$1,467,730	100.0%
Cost of goods sold	916,494	66.2%	946,306	64.5%
Gross margin	467,115	33.8%	521,424	35.5%
Selling, general and administrative expenses	340,919	24.6%	315,931	21.5%
Operating income	126,196	9.1%	205,493	14.0%
Interest expense, net	11,230	0.8%	10,920	0.7%
Other (income), net	(3,713)	(0.3)%	(697)	(0.0)%
Income before income taxes	118,679	8.6%	195,270	13.3%
Income tax expense	24,709	1.8%	45,464	3.1%
Net income	$93,970	6.8%	$149,806	10.2%

Earnings Per Common Share:
Basic	$1.22		$1.73
Diluted	$1.19		$1.69

Weighted Average Common Shares Outstanding:
Basic	76,862		86,658
Diluted	79,288		88,614
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollar amounts in thousands, except per share data)

	April 29, 2023	January 28, 2023	April 30, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$295,536	$337,145	$472,395
Accounts receivable - less allowance for doubtful accounts of $2,286, $2,004 and $808, respectively	10,412	16,503	12,666
Merchandise inventories, net	1,386,457	1,283,517	1,323,886
Prepaid expenses and other current assets	34,622	47,747	39,578
Assets held for sale	1,763	1,763	1,763
Total current assets	1,728,790	1,686,675	1,850,288

PROPERTY AND EQUIPMENT, NET	365,024	351,424	339,529
RIGHT-OF-USE ASSETS	1,087,854	1,100,085	1,085,805
TRADE NAME	577,799	577,716	577,246
GOODWILL	861,920	861,920	861,920
OTHER NONCURRENT ASSETS	20,547	17,619	4,368
Total assets	$4,641,934	$4,595,439	$4,719,156

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$712,643	$686,472	$825,456
Accrued expenses and other current liabilities	221,388	240,169	274,399
Current lease liabilities	112,333	109,075	85,719
Current maturities of long-term debt	3,000	3,000	3,000
Total current liabilities	1,049,364	1,038,716	1,188,574

LONG-TERM DEBT, NET	584,093	584,456	683,325
LONG-TERM LEASE LIABILITIES	1,058,869	1,072,192	1,081,871
DEFERRED TAX LIABILITIES, NET	257,120	259,043	224,366
OTHER LONG-TERM LIABILITIES	11,526	12,726	12,512
Total liabilities	2,960,972	2,967,133	3,190,648

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 76,439,594; 76,711,720; and 85,071,234 issued and outstanding as of April 29, 2023, January 28, 2023, and April 30, 2022, respectively.	764	767	850
Additional paid-in capital	229,633	216,209	199,559
Retained earnings	1,450,565	1,411,330	1,328,099
Stockholders' equity	1,680,962	1,628,306	1,528,508
Total liabilities and stockholders' equity	$4,641,934	$4,595,439	$4,719,156

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Thirteen Weeks Ended
	April 29, 2023	April 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$93,970	$149,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,261	25,578
Non-cash lease expense	2,165	586
Equity compensation	11,382	3,499
Amortization of deferred loan and other costs	674	777
Deferred income taxes	(1,923)	7,154
Changes in assets and liabilities:
Accounts receivable, net	6,091	7,052
Merchandise inventories, net	(102,940)	(152,078)
Prepaid expenses and other current assets	13,125	(3,118)
Other noncurrent assets	(3,215)	23
Accounts payable	26,776	85,640
Accrued expenses and other current liabilities	(31,673)	(66,475)
Income taxes payable	12,642	38,561
Other long-term liabilities	(1,200)	92
Net cash provided by operating activities	52,135	97,097

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(40,464)	(17,280)
Purchases of intangible assets	(83)	(32)
Net cash used in investing activities	(40,547)	(17,312)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Term Loan	(750)	(750)
Proceeds from exercise of stock options	7,090	3,294
Taxes paid related to net share settlement of equity awards	(2,593)	(895)
Repurchase of common stock for retirement	(50,015)	(88,501)
Dividends paid	(6,929)	(6,536)
Net cash used in financing activities	(53,197)	(93,388)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(41,609)	(13,603)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	337,145	485,998
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$295,536	$472,395

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted EBITDA and Adjusted EBIT
We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, amortization, and impairment, further adjusted to exclude costs such as equity compensation expense, (gain) loss on early retirement of debt, net, payroll taxes associated with a vesting event, as a result of a secondary offering, of certain time and performance-based equity awards, which occurred in May 2021 (the “2021 Vesting Event”) and other adjustments. We define “Adjusted EBIT” as net income (loss) before interest expense, net, and income tax expense, further adjusted to exclude costs such as equity compensation expense, (gain) loss on early retirement of debt, net, payroll taxes associated with the 2021 Vesting Event and other adjustments. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table (amounts in thousands):

	Thirteen Weeks Ended
	April 29, 2023	April 30, 2022
Net income	$93,970	$149,806
Interest expense, net	11,230	10,920
Income tax expense	24,709	45,464
Depreciation and amortization	26,261	25,578
Equity compensation (a)	11,382	3,499
Adjusted EBITDA (b)	$167,552	$235,267
Less: Depreciation and amortization	(26,261)	(25,578)
Adjusted EBIT (b)	$141,291	$209,689

(a)	Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b)
Effective January 28, 2023, we no longer exclude pre-opening expenses from our computation of Adjusted EBITDA and Adjusted EBIT. Adjusted EBITDA and Adjusted EBIT for the thirteen weeks ended April 30, 2022 have been revised to the current period computation methodology.

Adjusted Net Income and Adjusted Earnings Per Common Share
We define “Adjusted Net Income (Loss)” as net income (loss), plus costs such as equity compensation expense, (gain) loss on early retirement of debt, net, payroll taxes associated with the 2021 Vesting Event and other adjustments, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income, and Adjusted Earnings Per Common Share in the following table (amounts in thousands, except per share data):

	Thirteen Weeks Ended
	April 29, 2023	April 30, 2022
Net income	$93,970	$149,806
Equity compensation (a)	11,382	3,499
Tax effects of these adjustments (b)	(2,370)	(816)
Adjusted Net Income (c)	$102,982	$152,489

Earnings per common share:
Basic	$1.22	$1.73
Diluted	$1.19	$1.69
Adjusted Earnings per Common Share:
Basic	$1.34	$1.76
Diluted	$1.30	$1.72
Weighted average common shares outstanding:
Basic	76,862	86,658
Diluted	79,288	88,614

(a)	Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b)
For the thirteen weeks ended April 29, 2023 and April 30, 2022, this represents the estimated tax effect (by using the projected full year tax rates for the respective years) of the total adjustments made to arrive at Adjusted Net Income.

(c)
Effective January 28, 2023, we no longer exclude pre-opening expenses from our computation of Adjusted Net Income. Adjusted Net Income for the thirteen weeks ended April 30, 2022 has been revised to the current period computation methodology.

GAAP to Adjusted Earnings Per Common Share, Diluted, Guidance Reconciliation (amounts in millions, except per share data)

	Low Range*	High Range*
	Fiscal Year Ending February 3, 2024	Fiscal Year Ending February 3, 2024
GAAP Net Income	$520	$575
Equity compensation (a)	33	33
Tax effects of these adjustments (a)	(8)	(8)
Adjusted Net Income	$545	$600

GAAP Earnings Per Common Share, Diluted	$6.50	$7.20
Equity compensation (a)	0.41	0.41
Tax effects of these adjustments (a)	(0.11)	(0.11)
Adjusted Earnings per Common Share, Diluted	$6.80	$7.50

* Amounts presented have been rounded.
(a)	Adjustments include non-cash charges related to equity-based compensation (as defined above), which may vary from period to period. The tax effect of these adjustments is determined by using the projected full year tax rate for the fiscal year.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash used in investing activities. We describe these adjustments reconciling net cash provided by operating activities to Adjusted Free Cash Flow in the following table (amounts in thousands):

	Thirteen Weeks Ended
	April 29, 2023	April 30, 2022
Net cash provided by operating activities	$52,135	$97,097
Net cash used in investing activities	(40,547)	(17,312)
Adjusted Free Cash Flow	$11,588	$79,785

Adjusted Free Cash Flow, Guidance Reconciliation (amounts in millions)

	Low Range*	High Range*
	Fiscal Year Ending February 3, 2024	Fiscal Year Ending February 3, 2024
Net cash provided by operating activities	$600	$700
Net cash used in investing activities	200	250
Adjusted Free Cash Flow	$400	$450

* Amounts presented have been rounded.